UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of report (Date of earliest event reported) February 5, 2003


                                ITEX Corporation
             (Exact Name of Registrant as Specified in its Charter)


                                     Nevada
                         (State or Other Jurisdiction of
                                 Incorporation)


              0-18275                               93-0922994
      (Commission File Number)         (IRS Employer Identification Number)


                                ITEX Corporation
                                3400 Cottage Way
                              Sacramento, CA 95825
                    (Address of Principal Executive Offices)


                                 (916) 679-1111
                  (Registrant's Telephone, Including Area Code)

                                ITEX Corporation


Item 5.   Other Events

     On February 5, 2003, ITEX Corporation (the "Company") issued a press release announcing that Steven White, Eric Best, John Wade, Alan Zimmelman, and Lewis "Spike" Humer, the five individuals nominated by the Committee for the Advancement of Stockholder Equity ("CASE"), were elected as directors at the Company's Annual Stockholders' Meeting held on January 31, 2003. The sixth director receiving the highest number of votes at the meeting was ITEX nominee Jay Abraham. Subsequent to the certification of the election results on February 5, 2003, stockholders and the CASE directors received notice that Mr. Abraham had removed his candidacy. A copy of the press release is attached to this Form 8-K as Exhibit 99.1.

     The new Board announced certain measures it had taken at its first meeting. These included: (1) revising board compensation for the current term by eliminating cash and trade dollar compensation and additional compensation for serving on any committee, and approving board compensation of 40,000 shares for each outside director; (2) appointing Steven White as Chairman of the Board, and John Wade as Secretary and Treasurer of the Company; (3) designating the next annual meeting of stockholders to be December 18, 2003, with the location to be announced at a later date; (4) appointing the following committees: Audit - John Wade (Chair), Steven White; Compensation and Nominating - Steven White (Chair), Eric Best, John Wade; Election Review Committee - Steven White (Chair), Lewis Humer; Strategic Committee - Steven White (Chair), Lewis Humer, Eric Best, John Wade, Alan Zimmelman, and COO, Mel Kerr; and (5) initiating a review of certain transactions undertaken by the former outside board members.

Item 7.   Exhibits


Exhibit No.       Description
----------        -----------

99.1              Press release dated February 5, 2003






                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITEX Corporation
(Registrant)

By:  /s/ Lewis "Spike" Humer
   -------------------------
Chief Executive Officer

Date:    February 6, 2003